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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-36597 of ARIAD Pharmaceuticals, Inc. on Form S-8 and Registration Statement No. 33-76414 of ARIAD Pharmaceuticals, Inc. on Form S-3 of our report dated January 30, 1998, appearing in this Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 30, 1998